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                                                             EXHIBIT (10)(xxvii)

                                                                [EXECUTION COPY]

            THIS STRATEGIC SUBSCRIPTION AGREEMENT (this "AGREEMENT") is dated January 7, 2005 and is made by and between KUMHO TIRE CO., INC., a limited liability company established under the laws of the Republic of Korea (the "COMPANY"), and COOPER TIRE & RUBBER COMPANY, a Delaware corporation (the "INVESTOR").

            WHEREAS, the Company proposes to offer and sell its common shares, par value Won 5,000 per share (the "SHARES") and global depositary shares representing Shares (the "GDSS") by way of a global offering of Shares and GDSs, which may include a secondary offering (the "OFFERING"), comprising:

                        (i) an initial public offering of Shares in Korea (the
            "KOREAN OFFERING"), and

                        (ii) an international offering of GDSs without being
            registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), to (x) qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, (y) an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor and (z) non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (the "INTERNATIONAL OFFERING");

            and to list the Shares and the GDSs for trading simultaneously on the Korea Stock Exchange and the London Stock Exchange, respectively; and

            WHEREAS, the Company and the Investor wish to cooperate to promote their mutual interests and build a lasting and mutually beneficial strategic relationship and, consistent with this, the Investor is now willing to make an equity investment in the Company on the basis and terms set out in this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Investment. The Investor agrees that, if the Offering of the Shares occurs as contemplated and described in this Agreement, the Company will use its best endeavors to enable the Investor to participate in the Offering to purchase the Investor Shares (as hereinafter defined) in the Offering at the aggregate Initial Price to Public (as hereinafter defined), and the Investor will purchase the Investor Shares at the aggregate Initial Price to Public under and as part of the Offering (the "TRANSACTION"), provided that the Investor's obligation to purchase the Investor Shares is conditioned upon the Initial Price to Public being at or below Won 19,000 per Share (the "PRICE CAP"). In the case that the Initial Price to Public is likely to be higher than the Price Cap in the judgment of the Company, then the Company will notify the Investor and the Investor will reconsider the Price Cap.

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            "INVESTOR SHARES" means 7,500,000 Shares (in the form of GDSs at the time of Closing (as hereinafter defined)) to be purchased by the Investor pursuant to the provisions of this Agreement at the Initial Price to Public per Share to be determined by the Company and J.P. Morgan Securities Ltd., as sole global coordinator and international bookrunner for the Offering ("JPMORGAN"). The Investor Shares will represent at least 10.7% of the Company's issued Shares on a fully diluted basis after the completion of the Offering.

            "INITIAL PRICE TO PUBLIC" means the price per Investor Share at which Shares (in the form of GDSs) are acquired by investors under the International Offering and determined as referred to in Section 8(a)(ii).

            SECTION 2. Agreement Conditional upon Completion of Offering. The Investor's agreements in Sections 1 and 3 hereof (and the right of the Investor to acquire the Investor Shares) are conditional upon underwriting agreements for each of the Korean Offering and the International Offering being entered into and the completion of the Offering (in accordance with their respective original terms or as subsequently varied by agreement of the relevant parties) by June 30, 2005. The Company intends to use its best efforts to ensure that the Offering is completed by June 30, 2005. No liability to the Investor or the Company will arise if the Offering is not completed by June 30, 2005.

            SECTION 3. Closing. (a) Subject to Sections 1 and 2, the Investor will acquire the Investor Shares pursuant to this Agreement, as part of the International Offering and through JPMorgan in its capacity as underwriter of the International Offering. Accordingly, subject to this Section 3(a), the Investor Shares will be acquired simultaneously with settlement of the International Offering. The closing of the Transaction (the "CLOSING") shall occur simultaneously with the closing date of the Offering (the "CLOSING DATE"), and the Company shall use reasonable endeavors to notify the Investor promptly as to the expected Closing Date. Payment for and delivery of the Investor Shares shall be made on the date notified to the Investor by JPMorgan which shall not be later than 31 days after the date of pricing of the International Offering as referred to in Section 8(a)(ii), but otherwise on the same basis on which GDSs are delivered to other investors which acquire GDSs in the International Offering through JPMorgan, as underwriter of the International Offering (or in any other manner which the Company, JPMorgan and the Investor may agree).

            (b) In the event that any over-allotment Shares (the "OVER-ALLOTMENT SHARES") (in the form of GDSs) are issued upon exercise of any over-allotment option granted to the underwriters in connection with the Offering (the "OVER-ALLOTMENT OPTION"), the Investor shall not subscribe for any such Over-allotment Shares.

            SECTION 4. Restrictions on Disposals by the Investor. The Investor agrees that it will not Dispose (as hereinafter defined) of any of the Investor Shares at any time without the prior written consent of the Company, except on or after the third anniversary of the Closing Date, the Investor may exercise the Put Option as defined in Section 5(a) (subject to the approval of the Bank of Korea as set forth in Section 5(a)). The Investor and the Company confirms that, if the Company fails to (x) deliver the Put Acceptance Notice (as defined in Section 5(a)) or (y) purchase the Investor Shares pursuant to Section 5(a) following the due exercise of the Put Option by the Investor pursuant to Section 5(a), the Investor shall have the right and discretion to sell the Investor Shares in any manner. Such right of the Investor shall not affect any of the Investor's

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claims against the Company under this Agreement as a result of such failure on the part of the Company.

            The Investor hereby acknowledges and agrees that the Investor Shares have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and it represents, warrants and agrees that it will comply with the securities laws of the United States, Korea and other jurisdictions that prohibit, inter alia, any investor who has received from the Company or any of the directors, officers, employees, representatives, agents or advisers of the Company material, non-public information relating to the Company or any of its subsidiaries from Disposing of any Investor Shares.

            "DISPOSE," "DISPOSAL" or "DISPOSING" means (i) offering, pledging, selling, contracting to sell, selling any option or contracting to purchase any option, purchasing any option or contracting to sell any option, granting any option, right or warrant to purchase, or otherwise transferring or disposing of (including, without limitation, pursuant to the creation of a derivative security such as a hedge), directly or indirectly, any Shares, global, American or similar depositary shares representing the Company's capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options or (ii) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Investor Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Investor Shares or such other securities, in cash or otherwise).

            SECTION 5. Put Option/Call Option; Right of First Refusal. The Investor and the Company agrees that, subject to the approval of the Bank of Korea, on or after the day following the third anniversary of the Closing Date (the "POST-LOCKUP PERIOD"), (i) the Investor shall have the right to sell the Investor Shares to the Company (or any party or parties designated by the Company) (the "PUT OPTION") and (ii) the Company shall have the right to purchase (or cause any party or parties designated by the Company to purchase) the Investor Shares from the Investor (the "CALL OPTION"), subject to applicable laws and regulations. The Company shall use its commercially reasonable efforts to obtain the approval of the Bank of Korea in respect of the Put Option and the Call Option as promptly as practicable. Neither the Put Option nor the Call Option shall become effective unless and until the approval of the Bank of Korea shall have been obtained and, if the Company fails to obtain such approval,
Section 5(a) and Section 5(b) will become null and void. The Company shall make the application to the Bank of Korea for such approval within 90 days of the date of this Agreement and shall use its best efforts to secure such approval.

            (a) (i) To exercise the Put Option, the Investor shall deliver a written notice to the Company (the "PUT NOTICE"), which shall be irrevocable, at any time during the Post-Lockup Period, stating that the Investor intends to exercise the Put Option pursuant to this Section 5(a), to sell to the Company (or such other party or parties designated by the Company) and to cause the Company (or such other party or parties designated by the Company) to purchase from the Investor, all of the Investor Shares held by the Investor for a per Share purchase price equal to the higher of (x) Initial Price to Public per Share and (y) the Average Market Price (as hereinafter defined).

            (ii) The Company shall deliver a written notice to the Investor (the "PUT ACCEPTANCE NOTICE") within 21 calendar days from the date when it receives the Put Notice,

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stating that it (or such other party or parties designated by the Company) will purchase all of the Investor Shares then held by the Investor and specifying the date on which the closing of such purchase shall take place, which shall be no later than 45 calendar days from the date of the Put Acceptance Notice.

            (b) (i) To exercise the Call Option, the Company shall deliver a written notice to the Investor (the "CALL NOTICE"), which shall be irrevocable, at any time during the Post-Lockup Period, stating that the Company intends to exercise the Call Option pursuant to this Section 5(b) and specifying the date for the closing of the purchase of the Investor Shares pursuant to the Call Option (the "CALL CLOSING DATE"), which shall be no earlier than 15 calendar days and no later than 45 calendar days from the date of the Call Notice.

            (ii) On the Call Closing Date, the Company shall purchase from the Investor and the Investor shall sell to the Company, all of the Investor Shares for a per Share purchase price equal to the higher of (x) the Initial Price to Public per Share and (y) the Average Market Price.

            (c) (i) In the event that the Put Option and the Call Option fail to become effective as a result of failure to obtain approval of the Bank of Korea, if at any time during the Post-Lockup Period, subject to Section 5(d), the Investor receives from any party a bona fide offer to purchase any of the Investor Shares (the "DISPOSED SHARES") that the Investor is willing to accept, the Investor shall provide written notice thereof (each, a "DISPOSITION NOTICE") to the Company in advance to provide reasonable time for the Company to take actions set out in this Section 5(c). Each Disposition Notice shall include the identity of the prospective buyer, the price per Share offered, the terms of the prospective buyer's financing and the other material terms of the offer.

            (ii) Upon receipt of a Disposition Notice, the Company shall have the right to elect to acquire, or cause any party or parties designated by the Company to acquire, all but not less than all of the Disposed Shares to which such Disposition Notice relates by delivering to the Investor a written notice (an "EXERCISE NOTICE") within 21 calendar days from the date the Company received such Disposition Notice. In the event that the Company delivers an Exercise Notice with respect to such Disposed Shares as provided herein, the Company shall have the right to acquire, or cause any party or parties designated by the Company to acquire, all but not less than all of such Disposed Shares on terms no less favorable to the Investor than those set forth in the applicable Disposition Notice, to the extent permitted under applicable laws and regulations.

            (iii) In the event that the Company does not deliver an Exercise Notice as provided in Section 5(c)(i), then the Investor, subject to Section 5(d), shall be entitled to:

                  (A) Dispose of all but not less than all of such Disposition
            Shares to the party and on the terms set forth in the Disposition Notice related to such Disposition Shares; provided, however, that if such Disposition is not consummated within 90 calendar days following the date of such Disposition Notice pursuant to such terms, such Disposed Shares shall be again subject to the Company's right of first refusal pursuant to this Section 5(c); or

                  (B) retain such Disposed Shares, in which case such Disposed
            Shares shall be again subject to the Company's right of first refusal pursuant to this Section 5(c).

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            (iv) The closing of a purchase by the Company (or such party or parties designated by the Company) of Disposed Shares in accordance with this
Section 5(c) shall be on the 45th calendar day following delivery of such applicable Exercise Notice, unless otherwise agreed by the Company and the Investor. At each such closing, the Investor shall deliver written instruments in form satisfactory to the Company, duly executed by the Investor, that such Disposed Shares have been delivered free and clear of any pledge, encumbrance, security interest, purchase option, call, lien or similar right under any applicable law arising by, through or under such Disposed Shares against payment of the purchase price therefor, subject to the applicable laws and regulations.

            (d) In the event that the Put Option and the Call Option fail to become effective as a result of failure to obtain approval of the Bank of Korea, at any time during the Post-Lockup Period, the Investor agrees that:

                  (i) without the prior written consent of the Company, it will not Dispose of any Investor Shares to any Tire Company (as defined below) and will use its best endeavors to ensure that any purchaser of Investor Shares from it in such period does not Dispose of such Investor Shares to a Tire Company; and

                  (ii) it will not Dispose of any of the Investor Shares held by it other than (A) in one or more transactions in which no person or Group acquires more than 2% of the Voting Power of the outstanding Voting Securities of the Company, except with the prior written consent of the Company, or (B) in ordinary market transactions through a broker or directly with a market maker in the Investor Shares; provided that the amount of Investor Shares sold, together with all sales of any Investor Shares made within the preceding three-month period, shall not exceed the greater of (x) 1% of the Shares outstanding as shown by the most recent report or statement published by the Company, or (y) the average weekly reported volume of trading in the Shares on the Korea Stock Exchange during the four-week period preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

            "AVERAGE MARKET PRICE" means the volume-weighted average Market Price of the Shares over the 20 Trading Day period ending on the Trading Day preceding the date of the Put Notice (in the case of Section 5(a)) or the Call Notice (in the case of Section 5(b)).

            "MARKET PRICE" of a Share for any Trading Day means the closing sales price of a Share on the Korea Stock Exchange on such day as quoted on Bloomberg or, if no reported sales take place on such day, the arithmetic average of the reported closing bid and offered prices, in either case as reported by the Korea Stock Exchange for such day or, if Shares are not on such day listed or admitted to trading on the Korea Stock Exchange, the arithmetic average of the closing bid and offered prices of Shares for such day as furnished by a leading independent member firm of the Korea Stock Exchange selected from time to time by the Company.

            "TRADING DAY" means when the Korea Stock Exchange (or, if applicable, with respect to another stock exchange, a day when such stock exchange) is open for business; provided, however, that if no transaction price or closing bid and offered prices are reported on Korea Stock Exchange or such other exchange in respect of the relevant securities for one or more Trading Days, such day or days will be disregarded in the relevant calculation relating to a period of consecutive Trading Days.

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            "TIRE COMPANY" means a company which is itself, or is a holding company or a subsidiary or an affiliate of a company which is, engaged in tire manufacturing and/or sales of tires or tire-related products.

            SECTION 6. Standstill Agreement.

            (a) The Investor covenants and agrees with the Company that, without the prior written approval of the Company, it will not:

                        (i) directly or indirectly, acquire, or offer, propose
            or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a Group (as hereinafter defined), or otherwise, beneficial ownership of any Voting Securities (as hereinafter defined) of the Company if, upon completion of such acquisition, the number of Voting Securities beneficially owned by the Investor would exceed the maximum number of Voting Securities beneficially owned by the Investor immediately following the Closing;

                        (ii) propose or seek to effect, or request permission to
            propose or seek to effect, or initiate any other action with respect to, a Company Business Combination (as hereinafter defined) involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of their respective businesses or any other type of transaction that would result in a Company Control Transaction (as hereinafter defined);

                        (iii) become a member of or participate in a Group
            formed for the purpose of exercising joint influence with respect to the Voting Securities of the Company, other than a Group composed solely of itself;

                        (iv) solicit any proxies or stockholder consents, or
            become a participant (other than by voting), or encourage any person to become a participant, in a proxy or consent solicitation with respect to any of the Company's Voting Securities; or

                        (v) publicly suggest or announce its willingness or
            desire to engage in a transaction or series of transactions that could reasonably be expected to result in a Company Control Transaction.

            (b) The Company covenants and agrees with the Investor that, without the prior written approval of the Investor, it will not:

                        (i) directly or indirectly, acquire, or offer, propose
            or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a Group, or otherwise, beneficial ownership of any Voting Securities of the Investor if, upon completion of such acquisition, the number of Voting Securities beneficially owned by the Company would exceed the maximum number of Voting Securities beneficially owned by the Company immediately following the Closing;

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                        (ii) propose or seek to effect, or request permission to
            propose or seek to effect, or initiate any other action with respect to, a Investor Business Combination (as hereinafter defined) involving, or a tender or exchange offer for securities of, the Investor or any of its subsidiaries or any material portion of their respective businesses or any other type of transaction that would result in a Investor Control Transaction (as hereinafter defined);

                        (iii) become a member of or participate in a Group
            formed for the purpose of exercising joint influence with respect to the Voting Securities of the Investor, other than a Group composed solely of itself;

                        (iv) solicit any proxies or stockholder consents, or
            become a participant (other than by voting), or encourage any person to become a participant, in a proxy or consent solicitation with respect to any of the Investor's Voting Securities; or

                        (v) publicly suggest or announce its willingness or
            desire to engage in a transaction or series of transactions that could reasonably be expected to result in an Investor Control Transaction.

            "GROUP" means any "group" within the meaning of Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended.

            "VOTING SECURITIES" means, (i) with respect to the Company, the equity securities of the Company entitled to vote generally for the election of directors of the Company, (ii) with respect to the Investor, the equity securities of the Investor entitled to vote generally for the election of directors of the Investor, an (iii) with respect to any other person, any securities of or interests in such person entitled to vote generally for the election of directors or any similar managing person of such person or entitled to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "VOTING POWER" means, with respect to any Voting Securities, the aggregate number of votes attributable to such Voting Securities that could generally be cast by the holders of such Voting Securities for the election of directors or any similar managing person at the time of determination (assuming such election were then being held).

            "COMPANY BUSINESS COMBINATION" means (i) a merger, amalgamation, share exchange or consolidation in which the Company is a constituent corporation or (ii) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, provided that, in each case, a "Company Business Combination" shall not include any transaction or series of transactions following which the stockholders of the Company immediately prior to such transaction or series of transactions continue to hold, by reason of their prior holdings of Voting Securities, an aggregate number of Voting Securities of the Company (or the surviving entity, as the case may be) representing at least two-thirds of the Voting Power (as hereinafter defined) of the Voting Securities of the Company (or the surviving entity).

            "COMPANY CONTROL TRANSACTION" means any transaction or series of transactions that involves (i) a Company Business Combination or (ii) the sale or issuance of Company Voting Securities to any person or Group formed for the purpose of exercising joint influence with respect

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thereto or (iii) the acquisition of equity securities of the Company by any person or Group formed for the purpose of exercising joint influence with respect thereto, other than, in each case a transaction or series of transactions following which the stockholders of the Company immediately prior to such transaction or series of transactions continue to hold, by reason of their prior holdings of Voting Securities, an aggregate number of Voting Securities of the Company (or the surviving entity, as the case may be) representing at least two-thirds of the Voting Power of the Voting Securities of the Company (or the surviving entity).

            "INVESTOR BUSINESS COMBINATION" means (i) a merger, amalgamation, share exchange or consolidation in which the Investor is a constituent corporation or (ii) a sale of all or substantially all of the assets of the Investor and its subsidiaries taken as a whole, provided that, in each case, an "Investor Business Combination" shall not include any transaction or series of transactions following which the stockholders of the Investor immediately prior to such transaction or series of transactions continue to hold, by reason of their prior holdings of Voting Securities, an aggregate number of Voting Securities of the Investor (or the surviving entity, as the case may be) representing at least two-thirds of the Voting Power of the Voting Securities of the Investor (or the surviving entity).

            "INVESTOR CONTROL TRANSACTION" means any transaction or series of transactions that involves (i) an Investor Business Combination or (ii) the sale or issuance of Investor Voting Securities to any person or Group formed for the purpose of exercising joint influence with respect thereto or (iii) the acquisition of equity securities of the Investor by any person or Group formed for the purpose of exercising joint influence with respect thereto, other than, in each case a transaction or series of transactions following which the stockholders of the Investor immediately prior to such transaction or series of transactions continue to hold, by reason of their prior holdings of Voting Securities, an aggregate number of Voting Securities of the Investor (or the surviving entity, as the case may be) representing at least two-thirds of the Voting Power of the Voting Securities of the Investor (or the surviving entity).

            SECTION 7. "Kumho Tires" and "Kumho" Trademarks. The Company represents and warrants that it owns "Kumho Tires" as its registered trade mark. For so long as the Investor owns an amount of Shares in excess of 5% of the issued and outstanding Shares of the Company, the Company shall use its best endeavors to maintain the right to use the original trademarks of "Kumho" with respect to the tire business, free of royalty or other charges, subject to requirement of applicable law, and provided that Kumho Industrial Co., Ltd. continues to possess the right directly or indirectly to elect or nominate for election a majority of the board of directors of the Company.

            SECTION 8. Acknowledgments, Representations, Warranties and
Covenants.

            (a) The Investor acknowledges and confirms that:

                        (i) it is not entitled to nominate or appoint any person
            to be a director of the Company as a result or through its purchase of the Investor Shares;

                        (ii) the Initial Price to Public is to be determined by
            agreement between the Company and JPMorgan (on behalf of the underwriters) following, and on the basis of, the "roadshow" and "bookbuilding" process in connection with the Offering;

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                        (iii) the Investor Shares will be acquired by the
            Investor through JPMorgan as underwriter of the International Offering on the basis provided in Sections 1, 2 and 3 above, and on the basis that the Investor has not relied, and will not be entitled to rely on any legal opinion or other advice given by legal counsel to the Company (except as provided in Section 9(c)) or legal counsel to JPMorgan and underwriters in connection with the Offering, and has taken its own independent advice to the extent it has considered necessary or appropriate;

                        (iv) the Company and JPMorgan will have the absolute
            discretion to change or adjust (a) the number of Shares and GDSs comprising the Offering or any part thereof and (b) the ratio of Shares and GDSs to be offered by the Company under the Offering or any part thereof;

                        (v) the Investor is an accredited investor within the
            meaning of Rule 501(a)(3) under the Securities Act;

                        (vi) subject to the provisions herein, the Investor
            Shares may be offered, resold, pledged or otherwise transferred only
            (A) to the Company, (B) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (C) outside the United States to a person other than a U.S. person (as such terms are defined in Regulation S under the Securities Act), (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act (if available), or (E) pursuant to an effective registration statement under the Securities Act;

                        (vii) While any Investor Shares remain outstanding are
            "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period which (x) the Company is not subject to and in compliance with Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or (y) the Company is not exempt from the reporting obligations of the Exchange Act pursuant to Rule 12g3-2(b), the Company will furnish prospective purchasers of Investor Shares designated by the Investor pursuant to Section 4, upon the request of the Investor or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

                        (viii) the Investor is purchasing the Investor Shares
            for investment purposes and not with a view to the distribution of such Shares; and

                        (ix) the Company and, for purposes of the opinions to be
            delivered pursuant to the Purchase Agreement in connection with the Offering, the counsels for the Company and the counsels for the underwriters of the International Offering, respectively, may rely upon the accuracy of the representations and warranties of the Investor, and the Investor hereby consents to such reliance.

            (b) Each of the Investor and the Company represents and warrants as of the date hereof and as of the Closing Date that:

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                        (i) it is a corporation duly organized and validly
            existing under the laws of its jurisdiction of incorporation;

                        (ii) the execution, delivery and performance of this
            Agreement by it has been duly authorized by all necessary corporate action on its part;

                        (iii) the execution, delivery and performance of this
            Agreement by it, the compliance by it with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) violate any provisions of the articles of incorporation or other constitutional documents, (ii) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained or made and are in full force and effect as of the Closing Date), (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over it, any of its subsidiaries or their respective property, except for such failures, violations, conflicts, breaches or defaults under clauses (ii), (iii) and (iv) that, individually or in the aggregate, neither have had nor are reasonably likely to have a material adverse effect on the ability of the party to perform its respective obligations under this Agreement;

                        (iv) this Agreement has been duly authorized, executed
            and delivered by it and constitutes its legal, valid and binding obligations and that no corporate, shareholder or other consents, approvals or authorizations are required by such party for the performance of its obligations under this Agreement (except such as have been obtained or made and are in full force and effect as of the Closing Date).

            (c) The Company represents and warrants as of the date hereof that:

                        (i) the authorized capital stock of the Company consists
            of 200,000,000 Shares; as of the date hereof, 50,000,000 Shares are validly issued and outstanding; and Kumho Industrial Co., Ltd. owns of record 15,000,000 Shares as of December 31, 2004;

                        (ii) the Company has furnished to the Investor (x) the
            audited combined balance sheets of the Company and its subsidiaries (on a carve-out basis) as of December 31, 2001, December 31, 2002, and June 30, 2003 and the audited consolidated balance sheet of the Company and its subsidiaries as of December 31,2003, and related combined statements of income and combined statements of cash flows for each of the twelve-month periods ended December 31, 2001 and 2002, and related combined statement of income and combined statement of cash flows for the six-month period ending June 30, 2003, and related consolidated statement of income and consolidated statement of cash flows for the six-month period ended December 31, 2003, including, in each case, the notes thereto, and (y) the audited non-consolidated balance sheet of the Company as of September 30,

            2004, and the related non-consolidated statement of income and non-consolidated statement of cash flows for the nine-month period then ended, including the notes thereto (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present in all material respects the financial position of the Company as of such dates, the operation of the Company's business and its net income and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles in Korea;

                        (iii) no action, suit or proceeding by or before any
            court or governmental agency, authority or body or any arbitrator involving the Company, any subsidiary or their respective properties or assets is pending or, to the reasonable knowledge of the Company, threatened, in each case, that (i) could have a material adverse effect on the performance by the Company of its obligations pursuant to this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could result in a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole; and

                        (iv) the preliminary offering circular and the final
            offering circular, each relating to the International Offering, will not, as of their respective dates, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein in light of the circumstances under which they were made.

            SECTION 9. Conditions Precedent. The rights and obligations of each party hereto shall be subject to the conditions precedent that:

            (a) the Offering shall occur simultaneously with the Transaction;

            (b) each of the Company and the Investor shall have given all notifications to, and received all consents and/or approvals of, third parties, including governmental authorities, that are or may be required for the purposes of or in connection with this Agreement, including, without limitation, expiration or termination of the waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended;

            (c) the Investor shall have received from Shin & Kim, counsel for the Company, an opinion dated as of the Closing Date, in form and substance satisfactory to the Investor; and

            (d) the representations of the Investor (with respect to the Company) and of the Company (with respect to the Investor) set forth in Section 8 herein shall be true and correct as in all respects as of the dates specified herein.

            SECTION 10. Announcements. The parties hereto shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transaction contemplated hereby. The Investor will not make any announcement or other public statement with respect to this Agreement or the arrangements contemplated by it, except (i) for any announcement by the Investor which may be required in order to comply with the rules of any government authority or agency or stock exchange applicable to the Investor (but only after prior consultation with the Company with respect to the form, timing and content of any such announcement) or (ii) as may be agreed by the Company. In addition, the Investor acknowledges and agrees (i) that this Agreement and the relationship and arrangements between the parties contemplated by this Agreement will be required to be described in the Offering Circular and any other marketing materials for the Offering and specifically, this Agreement will be a material contract required to be filed with regulatory authorities and/or made available for public inspection in connection with the Offering and (ii) to permit the Company to identify the Investor as a purchaser of Shares in the Offering Circular and in any required filings with the relevant regulatory authorities and/or stock exchanges or otherwise required in order to comply with the rules of any government authority or agency or stock exchange applicable to the Company.

            SECTION 11. Further Efforts. (a) Each of the Investor and the Company shall use its best endeavors to enter into further agreements in respect of their business cooperation and/or strategic alliance.

            (b) Each of the Investor and the Company shall use its best endeavors to hold periodic meetings of a strategic management committee, consisting of the Chairman of the Company's board of directors, the Company's President and the Investor's President/Chief Executive Officer.

            (c) The Investor and the Company shall cooperate with respect to any notifications to, or consents and/or approvals of, third parties that are or may be required for the purposes of or in connection with this Agreement.

            (d) From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            SECTION 12. Miscellaneous.

            (a) Termination.

                        (i) The Company or the Investor may terminate this
            Agreement at any time upon mutual agreement, or by giving written notice to the other party if the other party (either the Company or the Investor, as applicable) has committed a material breach of any agreement, representation, condition, covenant or other term of this Agreement and fails to cure such breach within thirty (30) days from receipt by the defaulting party of a written notice to cure from the non-defaulting party.

                        (ii) In the event that this Agreement is terminated
            without any default of either party (including as a result of the fact that the Offering shall not have been completed by June 30,
            2005), the Investor shall no longer have any obligation to acquire the Investor Shares from the Company and the Company shall no longer have any obligation to sell the Investor Shares to the Investor; provided, however, the Company and the Investor may proceed (but are not obligated) to discuss, with participation of other concerned parties if necessary, the possible acquisition by the Investor of other equity stakes in the Company, including acquisition of an ownership equity stake.

                        (iii) Any termination of this Agreement shall not affect
            any accrued rights or liabilities of either party nor shall it affect the coming into force or the continuation in force of any provisions of this Agreement which are expressly or by implication intended to come into force or continue in force on or after that termination.

            (b) Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

            (c) Amendments and Waivers. This Agreement may be amended only by a written instrument signed by each party hereto.

            (d) No Assignment. This Agreement, or any party hereof, may not be assigned by any party hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this paragraph (d) shall be null and void.

            (e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company:

            Kumho Tire Co., Inc.
            Kumho Asiana Building
            57 Shinmunro 1-ga, Jongro-gu
            Seoul 110-713, Korea
            Attention: Young Kyo Park
            Facsimile: (822) 6303 8299

            and

            Kumho Asiana Group
            Kumho Asiana Building
            57 Shinmunro 1-ga, Jongro-gu
            Seoul 110-713, Korea
            Attention: Park, Sam Koo, Chairman, Ahn Seok Kim and Young Ju Lee
            Facsimile: (822) 6303 1679

        with a copy to:

            J.P. Morgan Securities (Asia Pacific) Ltd.
            28F, Chater House
            8 Connaught Road
            Central, Hong Kong SAR

            Attention: Julian Ball and James Mak
            Facsimile: (852) 2836 9622

            and

            Simpson Thacher & Bartlett LLP
            425 Lexington Avenue
            New York, NY 10017
            Attention: Paul B. Ford, Esq. and Youngjin Sohn, Esq.
            Facsimile: (212) 455-2502

        If to the Investor:

            Cooper Tire & Rubber Company
            701 Lima Avenue
            Findlay, Ohio
            Attention: Thomas A. Dattilo, Chairman of the Board,
                          President and Chief Executive Officer
            Facsimile: (419) 420-6050

        with a copy to:

            Cooper Tire & Rubber Company
            701 Lima Avenue
            Findlay, Ohio
            Attention: James E. Kline, Vice President, General Counsel and
                          Secretary
            Facsimile: (419) 420-6052,

            or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

            (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            (g) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the Republic of Korea.

            (i) Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (j) Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            (k) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            (l) Submission to Jurisdiction. Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to the non-exclusive jurisdiction of Seoul Central District Court and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement.

                            [Signature page follows.]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          KUMHO TIRE CO., INC.

                                          By:  /s/ Lee Young Ju
                                               --------------------------------
                                               Name: Lee Young Ju
                                               Title: Attorney-in-fact

                                          COOPER TIRE & RUBBER COMPANY

                                          By:  /s/ Thomas A. Dattilo
                                               --------------------------------
                                               Name: Thomas A. Dattilo
                                               Title: Chairman, President and
                                                      Chief Executive Officer